EXHIBIT 99.1

PR/INDUSTRY ANALYST CONTACTS:	INVESTOR RELATIONS CONTACT:
Matt Brekke	Julie Pierce
Director of Marketing, StarTek	Director of SEC Reporting, StarTek
303.262.4548	303.262.4587
mbrekke@startek.com	julie.pierce@startek
STARTEK RENEWS AGREEMENT WITH
GLOBAL 50 COMMUNICATIONS PROVIDER
Contract Emphasizes StarTek Quality and Commitment to Customers
DENVER, May 8, 2008 — One of the world’s largest telephone, Internet and wireless companies has renewed a multi-year agreement with StarTek, Inc. (NYSE: SRT), a leading provider of high-value outsourced customer management solutions. StarTek will manage programs in support of the clients’ over 65 million subscribers. Currently, StarTek is providing the client with high quality in-bound customer care and support services, pre-paid consumer care, accounts receivable management, and technical support. This agreement also supports client specific specialty programs.
The contract renewal underscores the importance of proven, experienced business process outsourcing (BPO) support in the competitive communications industry, where clients need the highest quality solutions in order to retain and acquire customers. By working with StarTek, clients can use customer interaction as a strategic asset, one of the true differentiators in a very competitive marketplace.
“StarTek has been a partner with this client for over 10 years,” said Larry Jones, StarTek president and chief executive officer. “In that time, the industry has changed dramatically, yet we continue to be a major provider of customer management services for this venerable company. Our commitment to excellence and in-depth understanding of their business ensures that when it really counts, StarTek is the right decision.”
StarTek specializes in the wireless, wireline, cable, and broadband industries. Because the communications industry has extraordinarily complex systems including legacy billing platforms, hundreds of promotions and service codes, and constantly changing technology, supporting millions of consumers and businesses globally requires full-time dedicated attention from an experienced BPO provider. StarTek’s services have consistently delivered a high-quality customer experience from 21 state-of-the-art North American contact center facilities. The company continues to deliver on its expansion strategy in order to meet client demand with leading-edge services.

ABOUT STARTEK
When it really matters, communications companies look to StarTek (NYSE: SRT), a leading provider of high value business process outsourcing services. Since 1987, StarTek has partnered with their clients to solve strategic business challenges, improve customer retention, increase revenue and reduce costs through an improved customer experience. Known for creating the highest customer service for clients and their customers, StarTek services include customer care, sales support, complex order processing, accounts receivable management, technical support and other industry-specific processes. Headquartered in Denver, Colo., StarTek operates 21 facilities in North America. For more information, visit www.StarTek.com or call 800.541.1130.
FORWARD-LOOKING STATEMENTS
The matters regarding the future discussed in this news release include forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Such statements are subject to a number of risks and uncertainties.

Important risks and uncertainties relating to the agreement described above that could cause StarTek’s actual results to differ materially from those expressed or implied by any such forward-looking statements arise from the contract permitting termination upon 90 days notice by our client; not designating us as our client’s exclusive outsourced services provider; not penalizing our client for early termination; and not containing minimum purchase requirements or volume commitments, as more fully described in the Company’s Form 10-K for the year ended December 31, 2007. Other factors include, but are not limited to, risks relating to our revenue from our principal clients, concentration of our client base in the communications industry, consolidation in the communications industry, trend of communications companies to out-source non-core services, management turnover, dependence on and requirement to recruit qualified employees, labor costs, need to retain key management personnel and to add specialized sales personnel, considerable pricing pressure, capacity utilization of our facilities, lack of success of our clients’ products or services, risks related to our contracts, decreases in numbers of vendors used by clients or potential clients, inability to effectively manage growth, risks associated with advanced technologies, highly competitive markets, foreign exchange risks and other risks relating to conducting business in Canada, lack of a significant international presence, geopolitical military conditions, interruption to our business, increasing costs of or interruptions in telephone and data services, risks in renewing or replacing capital funding, fluctuations in the value of our investment securities portfolio, and variability of quarterly operating results. Readers are encouraged to review Management’s Discussion and Analysis of Financial Condition and Results of Operations — Risk Factors and all other disclosures appearing in the Company’s Form 10-K for the year ended December 31, 2007, and subsequent filings with the Securities and Exchange Commission.
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